Exhibit 21.1
Match Group, Inc. Subsidiaries
As of December 31, 2022

Entity	Jurisdiction of Formation

Affinity Apps LLC	Delaware
Beijing Five Star Match Network Technology Co., Ltd.	People’s Republic of China
Belogical Pte. Ltd.	Singapore
DatingDirect.com Limited	England and Wales
Delightful.com, LLC	Delaware
Eureka, Inc.	Japan
Five Star Matchmaking Information Technology (Beijing) Co., Ltd.	People’s Republic of China
FriendScout24 GmbH	Germany
GDA, LLC	Delaware
Harmonica for IT S.A.E.	Egypt
Hawaya, Inc.	Delaware
Hinge, Inc.	Delaware
HowAboutWe, LLC	Delaware
Humor Rainbow, Inc.	New York
Hyperconnect, LLC	South Korea
K.K. Movefast Company	Japan
The League App, Inc.	Delaware
M8 Singlesnet LLC	Delaware
Mash Dating, LLC	Delaware
Massive Media Europe NV	Belgium
Massive Media Match NV	Belgium
Match.com Global Services Limited	England and Wales
Match Group, LLC	Delaware
Match Group Apps, LLC	Delaware
Match Group Europe Limited	England and Wales
Match Group FinanceCo, Inc.	Delaware
Match Group FinanceCo 2, Inc.	Delaware
Match Group FinanceCo 3, Inc.	Delaware
Match Group Holdings I, LLC	Delaware
Match Group Holdings II, LLC	Delaware
Match Internet Financial Services Designated Activity Company	Ireland
Match ProfilePro, LLC	Delaware
Match.com Europe Limited	England and Wales
Match.com Events LLC	Delaware
Match.com Foreign Holdings II Limited	England and Wales
Match.com Foreign Holdings III Limited	England and Wales
Match.com Foreign Holdings Limited	England and Wales
Match.com Global Investments s.à r.l.	Luxembourg
Match.com HK Limited	Hong Kong
Match.com International Holdings, Inc.	Delaware
Match.com International Limited	England and Wales
Match.com International II Limited	England and Wales
Match.com LatAm Limited	England and Wales

Entity	Jurisdiction of Formation

Match.com Luxembourg s.à r.l.	Luxembourg
Match.com Nordic AB	Sweden
Match.com Offshore Holdings, Ltd.	Mauritius
Match.com Pegasus Limited	England and Wales
Matchcom Mexico, S. de R.L., de C.V.	Mexico
Meetic Italia SRL	Italy
Meetic Netherlands BV	Netherlands
Meetic SAS	France
MG 8800 Sunset LLC	Delaware
MG 8833 Sunset LLC	Delaware
MG France Services SAS	France
MG Japan Services GK	Japan
MG Korea Services Ltd.	South Korea
MG Services Alpha LLC	Delaware
MG Services Beta LLC	Delaware
MG SGP Services Pte. Ltd.	Singapore
MG Spain Solutions, SLU	Spain
MG Turkey Teknoloji Pazarlama Hizmetleri Limited Sirketi	Turkey
MM LatAm, LLC	Delaware
Mojo Acquisition Corp.	Delaware
MTCH India Services Private Limited	India
MTCH Technology Holdings Limited	Ireland
MTCH Technology Services Limited	Ireland
Neu.de GmbH	Germany
Pairs Engage Inc.	Japan
Parperfeito Comunicacao SA	Brazil
Pearl US 1 LLC	Delaware
Pearl US 2 LLC	Delaware
People Media, Inc.	Delaware
People Media, LLC	Arizona
Plentyoffish Media, LLC	Delaware
Plentyoffish Media ULC	British Columbia
Search Floor, Inc.	California
Shoptouch, Inc.	Delaware
SpeedDate.com, LLC	Delaware
Spotlight Studios, LLC	Delaware
Tinder Development, LLC	Delaware
TPR/Tutor Holdings, LLC	Delaware